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                                                                   EXHIBIT 10.36

                                    AMENDMENT
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                                     TO THE
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       TRIGON HEALTHCARE, INC. NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
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        AMENDMENT, dated as of April 24, 2002, to the Trigon Healthcare, Inc.
Non-Employee Director Stock Incentive Plan (the "Plan") by Trigon Healthcare, Inc. (the "Company").

        The Company maintains the Plan established effective as of February 19, 1997. The Company has the power to amend the Plan and now wishes to do so.

        NOW, THEREFORE, the Plan is amended as follows:

        I. Section 4 is amended by replacing the amount "550,000" with the amount "950,000" in the first sentence.

        II. Section 7(b) is amended to replace the last sentence with the following sentence:

        "The number of shares to be issued shall be rounded down to the next whole share and fractional shares shall be disregarded."

        III. Section 12 is amended by adding the following sentences to the end:

        "Except as provided in Section 15 or with approval of shareholders, an Eligible Director may not surrender an Option in consideration for the grant of a new Option with a lower exercise price. If an Eligible Director's Option is cancelled before its termination date, the Eligible Director may not receive another Option within 6 months of the cancellation unless the exercise price of such Option is not less than the exercise price of the cancelled Option or shareholder approval is received of the grant."

        IV. Sections 2(f), 4, 14(b) and 16 are amended by replacing "Section 13" with "Section 15" each time it appears.

        V.   In all respects not amended, the Plan is ratified and confirmed.

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         IN WITNESS WHEREOF, this Amendment to the Plan has been executed on the date indicated below.

                                                TRIGON HEALTHCARE, INC.


                                                By: _________________________


                                                Date: ________________________